UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SERVIDYNE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
NOMINATION OF DIRECTORS
COMPENSATION OF DIRECTORS
PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION OF EXECUTIVE OFFICERS
OUTSTANDING EQUITY AWARDS
AUDIT COMMITTEE REPORT
INFORMATION CONCERNING THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RELATED PARTY TRANSACTIONS
CORPORATE GOVERNANCE AND COMMUNICATING WITH THE BOARD OF DIRECTORS
SHAREHOLDER PROPOSALS
OTHER MATTERS

SERVIDYNE, INC.
Atlanta, Georgia

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On August 25, 2010

The Annual Meeting of Shareholders of SERVIDYNE, INC. (the “Company”) will be held on Wednesday, August 25, 2010, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia, for the purpose of considering and voting upon the following:

(1) The election of five (5) Directors to constitute the Board of Directors until the next Annual Meeting and until their successors are qualified and elected.

(2) Such other matters as may properly come before the Meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on July 12, 2010, as the Record Date for the determination of the shareholders who will be entitled to notice of and to vote at this Annual Meeting of Shareholders or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Chairman of the Board
Chief Executive Officer

Atlanta, Georgia
July 28, 2010

IMPORTANT — YOUR PROXY IS ENCLOSED.
PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED
IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON AUGUST 25, 2010.

The proxy statement and annual report to shareholders are available at:
https://www.servidyne.com/proxydocs

SERVIDYNE, INC.

1945 The Exchange
Suite 300
Atlanta, Georgia 30339-2029

PROXY STATEMENT

The following information is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for the Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, August 25, 2010, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia. A copy of the Company’s Annual Report for the fiscal year ended April 30, 2010, and a proxy for use at the Meeting are enclosed with this Proxy Statement. This Proxy Statement and the enclosed proxy first were mailed or otherwise made available to Company shareholders on or about July 28, 2010.

GENERAL INFORMATION

Any proxy given pursuant to this solicitation may be revoked without compliance with any other formalities by any shareholder who attends the Meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering to the Secretary of the Company, at the address set forth above, a notice of revocation or a duly executed proxy for the same shares bearing a later date. All proxies of shareholders solicited by the Company that are properly executed and received by the President of the Company prior to the Meeting, and which are not revoked, will be voted at the Meeting. The shares represented by such proxies will be voted in accordance with the instructions thereon, and unless specifically instructed to vote otherwise, the individuals named in the enclosed proxy will vote to elect all of the nominees for Director as set forth in this Proxy Statement. Abstentions and “broker non-votes” will be included in determining whether a quorum is present at the Meeting, but will otherwise have no effect on the election of the Directors. Broker non-votes occur on a matter up for vote when (1) brokers or other nominees holding shares on behalf of their clients are not permitted to vote on that particular matter without instructions from their clients; (2) the client does not give such instructions; and (3) the broker or other nominee indicates on its proxy card, or otherwise notifies the Company, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by applicable stock exchange rules. A system administered by the Company’s transfer agent will tabulate the votes cast.

The Company pays the cost of soliciting proxies. Copies of solicitation materials may be furnished to banks, brokerage houses, and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company’s common stock (the “Common Stock”), and normal handling charges may be paid by the Company for such forwarding service. In addition to solicitations by mail, Directors and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other means.

As of the Record Date for the Meeting, there were 3,676,383 shares of the Common Stock outstanding and entitled to vote. Each holder of the Common Stock, the only outstanding class of voting stock of the Company, is entitled to one (1) vote per share owned on the Record Date.

ELECTION OF DIRECTORS

The Board recommends the election of the five (5) nominees listed below to constitute the entire Board, to hold office until the next Meeting of Shareholders and until their successors are elected and qualified. If, at the time of the Meeting, any of such nominees should be unable or unwilling to serve, the persons named in the proxy will vote for such substitutes or vote to reduce the number of Directors for the ensuing year in accordance with his respective judgment of what is in the best interest of the Company. Management has no reason to believe that any substitute nominee for the ensuing year will be required. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect the Directors.

The Board has determined that Samuel E. Allen, Herschel Kahn and Robert T. McWhinney, Jr. are independent Directors within the meaning of the listing standards of the NASDAQ Global Market. In addition, the Board has determined that Gilbert L. Danielson is no longer independent within the meaning of these NASDAQ standards. In making this determination, the Board considered that the Company’s Building Performance Efficiency Segment has an expanding business relationship with Aaron’s, Inc., the company that employs Mr. Danielson as its Executive Vice President and Chief Financial Officer, and for which Mr. Danielson serves as a member of its board of directors. While Mr. Danielson qualifies as independent under the rules of the Securities and Exchange Commission (the “SEC”), he currently does not satisfy the NASDAQ independence standards, because it is anticipated that Aaron’s, Inc. will contribute more than five percent (5%) of the Company’s consolidated gross revenues in the fiscal year ending April 30, 2011. Mr. Danielson and the three (3) independent Directors are collectively referred to as “Outside Directors” in this filing.

The Board has determined that, pursuant to the NASDAQ “exceptional and limited circumstance” exception in Rule 5605(c)(2)(B), continuing membership on the Board and on the Audit Committee by Mr. Danielson is in the best interests of the Company and its shareholders, at least until a new Director is elected to the Board who is independent under NASDAQ standards and who qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC. The Board based this determination on the following factors:

•	While Mr. Danielson is technically not independent under the NASDAQ definition of independence, he will receive no pecuniary benefit from the business relationship of his company with the Company, and the Board has determined that Mr. Danielson can continue to exercise independent judgment with respect to matters coming before the Board and the Audit Committee;

•	Mr. Danielson’s ten (10) years of service as the Chairman of the Company’s Audit Committee has given him substantial experience in the Company’s industry and knowledge of the Company’s operations. That experience and knowledge, coupled with his expertise in financial reporting, makes him a valuable ongoing asset to the Board and the Audit Committee; and

•	The Board has determined that it may take significant time to identify and qualify suitable candidates with the requisite financial expertise for election as independent directors, which would interfere with the immediate need of the Company to have a fully functioning Audit Committee.

Therefore, Mr. Danielson will continue as a member of the Audit Committee. However, in accordance with NASDAQ’s Rule 5605(c)(2)(B), he will no longer chair the Audit Committee.

As a result of Mr. Danielson’s current lack of independence under the NASDAQ standards, the Board, as previously composed, would have no longer consisted of a majority of independent Directors. Therefore, in order for the Board to maintain its majority independent director status, Mr. J. Andrew

Abrams, a non-independent Director, elected to resign voluntarily from the Board effective on April 30, 2010. Mr. Abrams resigned from the Board solely to allow the Company to continue to meet the NASDAQ listing requirements and not as a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Abrams’ role at the Company otherwise remains unchanged, and it is contemplated that he will rejoin the Board at such time that a new additional independent Director is identified and elected.

The following information relating to: (1) age as of August 25, 2010; (2) directorships in other publicly-held companies; (3) positions with the Company; and (4) principal employment has been furnished by the respective Director nominees. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five (5) years.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

Alan R. Abrams	A Director of the Company since 1992, Mr. Abrams has been Chairman of the Board since 2006 and Chief Executive Officer since 1999. He served as Co-Chairman of the Board from 1998 to 2006 and as President from 2000 to June 2010. Mr. Abrams is 55.
The Board believes that, as the Company’s Chief Executive Officer, Mr. Abrams provides essential insights and guidance to the Board from an insider perspective of the day-to-day operations and strategic positioning of the Company.

Samuel E. Allen	A Director of the Company since 2003, Mr. Allen has served as Chairman of Globalt, Inc., an investment management company, since 1990, and was Chief Executive Officer of that company from 1990 to 2004. He was also a director of Chattem, Inc., a marketer and manufacturer of over-the-counter healthcare products, toiletries and dietary supplements, from 2001 to 2010. Mr. Allen is 74.
The Board believes that Mr. Allen brings strong leadership and operational experience to the Board from his prior roles with Globalt, as well as valuable financial expertise. Also, his past service as the Chairman of Globalt and as a long-time director and audit committee chairman of a public company adds strategic planning and financial skills to the Board, and brings insights on public company governance practices. Further, the Board believes his prior experience with other boards of directors makes him an effective chairman of the Nominating and Corporate Governance Committee.

Gilbert L. Danielson	A Director of the Company since 2000, Mr. Danielson has served as Chief Financial Officer and director of Aaron’s, Inc. since 1990, and as its Executive Vice president since 1998. Aaron’s, Inc. is a company engaged in the sales and lease ownership and specialty retailing of residential furniture, consumer electronics, home appliances, and accessories. Mr. Danielson is 64.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

The Board believes that Mr. Danielson’s long experience as the Executive Vice President and Chief Financial Officer of Aaron’s, Inc. brings to the Board the operational and financial acumen and significant leadership of an experienced senior financial executive at a significantly larger public company. His financial expertise makes him an effective member of the Audit Committee, while his role as a director of another public company adds strategic planning and public company governance skills. The Board has determined he is an “audit committee financial expert.”

Herschel Kahn	A Director of the Company since March 2008 and the Board’s Lead Director since December 2008, Mr. Kahn has served as owner and managing principal of HK Enterprises, a company engaged in management and executive development, succession planning, labor relations, contract negotiations, executive compensation, and executive coaching and counseling, since 1993. Mr. Kahn is 76.
The Board believes that Mr. Kahn brings substantial leadership and operational and entrepreneurial experience as the founder and principal of his own business. Moreover, his deep experience in corporate human resources, management and executive development is an important and valuable resource for the Board, and qualifies him to chair the Compensation Committee.

Robert T. McWhinney, Jr.	A Director of the Company since 2000, Mr. McWhinney has been President and Chief Executive Officer of Douglass, McCarthy & McWhinney, Inc., a management consulting company, since 2003. Mr. McWhinney is 70.
The Board believes that Mr. McWhinney brings significant leadership, financial and operational experience and industry knowledge to the Board from his executive officer roles. Importantly, his long experience as a management consultant adds substantial strategic planning and operational experience from various industries to the Board’s overall skill set.

There are no family relationships between any Directors or persons nominated to be Directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended April 30, 2010, the Board held five (5) meetings, the Audit Committee held four (4) meetings, the Nominating and Corporate Governance Committee held two (2) meetings, and the Compensation Committee held three (3) meetings. All of the Directors who served during the fiscal year ended April 30, 2010, attended at least seventy-five percent (75%) of the aggregate of all Board meetings and all meetings of each committee of the Board on which he served, if any. While the Company invites the Directors to attend the Annual Meeting of Shareholders, the Company does not have a formal policy regarding Director attendance. All Directors attended the Annual Meeting last year.

The Board’s standing Compensation Committee and Nominating and Corporate Governance Committee are each composed entirely of independent Directors as defined in the listing standards of the NASDAQ Global Market. The Board’s standing Audit Committee is composed of independent Directors, with the exception of Mr. Danielson, who is not independent under the NASDAQ standards for the reasons previously explained. These committees all operate pursuant to written charters adopted by the Board, which are available at the Company’s Website, www.servidyne.com, through the “Investor Relations” link and then the “Corporate Governance” link.

The Audit Committee currently consists of Mr. Allen, Mr. Danielson, and Mr. McWhinney, who replaced Mr. Danielson as Chairman effective on April 30, 2010. The Board has determined that Mr. Danielson is an “audit committee financial expert” within the meaning of the rules of the SEC. The primary function of the Audit Committee is to assist the Board in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise: (1) the integrity of the Company’s financial statements and other external financial information, financial reporting process, and internal controls; (2) the Company’s auditing process, including all engagements of the Company’s independent accountants, the internal auditors, and the performance of financial management; and (3) the Company’s ethical and legal compliance. The Audit Committee has the sole authority to appoint, compensate, retain, and terminate the independent accountants, and to approve all audit and permitted non-audit services, if any, provided by the independent accountants.

The Compensation Committee currently consists of Mr. Allen, Mr. McWhinney, and Mr. Kahn, who replaced Mr. McWhinney as Chairman effective on April 30, 2010. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities with respect to executive compensation. This Committee is authorized to determine the compensation of the Company’s executive officers (the “Executive Officers”) and to administer the Company’s executive compensation and equity award plans. Although management may participate in discussions at the Compensation Committee meetings and provide information for consideration, management does not participate in the Committee’s voting or decision-making. The Company’s Chief Executive Officer (“CEO”) makes recommendations regarding the compensation of the Executive Officers other than himself. The CEO is not present during the Committee’s deliberations or voting on his compensation. In determining the compensation of the Executive Officers, the Compensation Committee considers not only the recommendations of the CEO, but also objective measurements of business performance, the accomplishment of strategic and financial objectives, the development of management talent within the Company, enhancement of shareholder value, and other matters relevant to the short-term and the long-term success of the Company.

The Nominating and Corporate Governance Committee currently consists of Mr. McWhinney, Mr. Kahn, and Mr. Allen, who serves as Chairman. The primary function of the Nominating and Corporate Governance Committee is to assist the Board in fulfilling its responsibilities with respect to: (1) Board and Committee membership, organization and function; (2) Director qualifications, performance and compensation; and (3) corporate governance. The Committee is responsible for recommending to the Board the slate of nominees to be recommended to the shareholders for election at the Meeting.

The Board also has a standing Executive Committee, which is empowered to take actions that do not require the approval of the full Board, subject to the authority of the other Board committees and the requirements of applicable law. All actions of the Executive Committee are subsequently submitted to the full Board for affirmation. The Executive Committee did not meet during fiscal 2010, but did execute one (1) unanimous consent in lieu of a meeting. The Executive Committee is currently inactive as of April 30,

2010, due to Mr. J. Andrew Abrams’ voluntary resignation from the Board for the reasons previously explained.

NOMINATION OF DIRECTORS

Nomination Process.  The Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the Director nominees to be recommended to the shareholders in connection with the Company’s Annual Meeting of Shareholders and nominees for appointments to fill any vacancy on the Board or to fill any newly created Board seats. To fulfill these responsibilities, the Nominating and Corporate Governance Committee periodically considers and makes recommendations to the full Board regarding what experience, talents, skills and other characteristics that the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent Director for re-election, the Board and the Nominating and Corporate Governance Committee evaluate each incumbent’s continued service in light of the Board’s collective requirements at the time such Director comes up for re-election.

When the need for a new Director arises (whether because of a vacancy or because of a newly created Board seat), the Nominating and Corporate Governance Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates. The Committee reviews the qualifications of each candidate, and final candidates are generally interviewed by one (1) or more Board members. The Committee then makes a recommendation to the full Board based on its review, the results of the candidate interview(s), and all other available information. The full Board makes the final decision about whether to elect such candidate to the Board.

Director Qualifications.  The Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the criteria for the selection of qualified Directors. At a minimum, Directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, and the ability and desire to devote sufficient time to carry out the duties of a Director. In addition to these minimum qualifications for candidates, the Board and the Committee may consider all information relevant in their collective business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include but are not limited to: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of these characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities as a Director and as a member of one (1) or more of the Board’s standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.

Shareholder Nominations.  Nominations of individuals for election to the Board at any meeting of shareholders at which Directors are to be elected may be made by any Company shareholder entitled to vote for the election of Directors at that meeting by complying with the procedures set forth in Section 10 of the Company’s bylaws (the “Bylaws”). Section 10 provides that notice of proposed shareholder nominations must be given to the Secretary of the Company at the Company’s principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the meeting at which Directors are to be elected, unless the notice of meeting or public disclosure of the date of the meeting is given less than sixty (60) days prior to the meeting, in which case the notice of nomination must be received by the Secretary of the Company not later than the tenth (10th) day following the date on which the notice of meeting was first mailed to Company shareholders or such public disclosure otherwise was made. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, the number of shares of stock of the Company beneficially owned by such nominee, and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the “Exchange Act”) in connection with any acquisition of shares by such nominee or in connection with the solicitation of proxies by such nominee for his or her election as a Director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge any nomination not made in compliance with the foregoing procedures.

The Nominating and Corporate Governance Committee will consider recommending to the Board that it include in the Board’s slate of Director nominees to be presented to a meeting of shareholders a nominee submitted to the Company by a shareholder who has beneficially held at least five percent (5%) of the outstanding Common Stock for at least two (2) years. In order for the Nominating and Corporate Governance Committee to consider such nominees, a nominating shareholder should submit the requisite information about the nominee and the nominating shareholder, as described in Section 10 of the Bylaws, to the Secretary of the Company at the Company’s principal executive offices within the time period prescribed by Rule 14a-8 under the Exchange Act, which is generally at least one hundred twenty (120) days prior to the first (1st) anniversary of the date that the Company’s Proxy Statement was first released to shareholders in connection with the previous year’s Annual Meeting of Shareholders. That deadline can be found herein under “Shareholder Proposals.” A nominating shareholder should expressly indicate that such shareholder desires that the Board and the Nominating and Corporate Governance Committee consider such shareholder’s nominee for inclusion within the Board’s slate of nominees to be presented to a meeting of shareholders, and should submit information demonstrating that the nominating shareholder has beneficially owned at least five percent (5%) of the outstanding Common Stock for at least two (2) years, and continues to beneficially own such Common Stock. The nominating shareholder and his or her nominee should undertake to provide, or consent to the Company obtaining, all other information that the Board and the Nominating and Corporate Governance Committee may request in connection with their consideration of the nominee.

A nominee submitted to the Company by a qualified shareholder must satisfy the minimum qualifications for Director described above. In addition, in evaluating shareholder nominees for inclusion in the Board’s slate of nominees, if any, the Board and the Nominating and Corporate Governance Committee may consider any relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating shareholder’s Company holdings and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder and able to represent the interests of the Company and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.

COMPENSATION OF DIRECTORS

Each Outside Director has been paid a retainer fee of $700 per month and a fee of $1,500 for each Board meeting attended. In addition, Outside Directors who were members of a committee of the Board have been paid a fee of $700 for each committee meeting attended. The Chairman of the Audit Committee has been paid an additional annual retainer fee of $10,000. The Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee have each been paid an additional annual retainer fee of $5,000. Inside Directors receive no fee or other remuneration of any kind for their service on the Board or on a committee of the Board. The Directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending to Board affairs and Company business.

The compensation paid to the Company’s Outside Directors relating to service in fiscal 2010 was as follows:

	Fees
	Earned or
	Paid in	SARs
	Cash	Awards	Total
Name	($)(1)	($)(2)	($)(3)

Samuel E. Allen	27,200	—	27,200
Gilbert L. Danielson	30,100	—	30,100
Herschel Kahn	18,700	—	18,700
Robert T. McWhinney, Jr.	26,500	—	26,500

(1)	The Company maintains a deferred compensation plan (the “Deferred Compensation Plan”) under which each member of the Board may elect to defer to a future date receipt of all or any part of his or her compensation as a Director and/or as a member of the committees of the Board. For purposes of the Deferred Compensation Plan, “compensation” means the retainer fees and meeting fees payable to such Directors by the Company in their capacities as Directors or as members of the committees of the Board, respectively, but excludes awards of restricted stock, stock options, stock appreciation rights (“SARs”), or other equity incentives. For the fiscal year ended April 30, 2010, three (3) members of the Board participated in the Deferred Compensation Plan.

(2)	Represents the grant date fair values of SARs awarded in the fiscal year ended April 30, 2010. See Note 3 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, for the assumptions made in determining the fair values. There can be no assurance that these amounts will ever be realized.

The number of outstanding stock options (adjusted for stock dividends) and SARs (adjusted for stock dividends) held by each of the Company’s Outside Directors as of April 30, 2010, is summarized in the table below:

	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised
	Options (#)	SARs (#)	SARs (#)
Name	Exercisable	Unexercisable	Exercisable

Samuel E. Allen	11,550	14,700	6,300
Gilbert L. Danielson	11,550	14,700	6,300
Herschel Kahn	—	21,000	—
Robert T. McWhinney, Jr.	11,550	14,700	6,300

The stock options awarded have a two-year vesting period. All of the options have vested as of April 30, 2010. The SARs awarded have a five-year vesting period, in which thirty percent (30%) of the SARs will vest on the third (3rd) annual anniversary of the date of grant, thirty percent (30%) will vest on the fourth (4th) annual anniversary of the date of grant, and forty percent (40%) will vest on the fifth (5th) annual anniversary of the date of grant, with an early vesting provision by which one hundred percent (100%) of the SARs will vest immediately at such time as the price of the Common Stock closes at or above $19.05 per share (adjusted for stock dividends) for ten (10) consecutive trading days or upon a change in control of the Company.

(3)	Outside Directors do not receive any other perquisites or other compensation.

PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES
AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the beneficial ownership (adjusted for stock dividends), as of July 1, 2010, of the Common Stock by: (1) persons (as that term is defined by the SEC) who beneficially own more than five percent (5%) of the outstanding shares of such stock; (2) Directors; (3) Executive Officers named in the Summary Compensation Table below; and (4) all Executive Officers and Directors of the Company as a group. The following percentages of outstanding shares total more than one hundred percent (100%), because they are based on SEC beneficial ownership rules, the application of which can result in the same shares being owned beneficially by more than one (1) person. Unless otherwise stated below, the address of each listed holder is 1945 The Exchange, Suite 300, Atlanta, Georgia 30339.

	Shares of
	Common Stock		Percentage
Name and Address	Beneficially Owned		of Class

David L. Abrams	865,850	(1)	23.55%

Alan R. Abrams	783,500	(2)(3)(4)	20.59%

Kandu Partners L.P.	707,561		19.25%
Post Office Box 53407 Atlanta, Georgia 30355

J. Andrew Abrams	678,513	(2)(5)	18.34%

Abrams Partners, L.P.	577,500	(2)	15.71%
7525 Princeton Trace Atlanta, Georgia 30328

Ann U. Abrams	311,617		8.48%
2828 Peachtree Road, Apt 2901 Atlanta, Georgia 30305

Tamalpais Master Fund, Ltd	198,549	(6)	5.40%
Clifton House, 75 Fort Street PO Box 190 GT, Georgetown Grand Cayman, Cayman Islands

M. Todd Jarvis	73,929	(7)	1.98%

Melinda S. Garrett	60,060	(8)	1.61%

Samuel E. Allen	23,121	(9)(10)	*

Gilbert L. Danielson	22,705	(9)	*

Herschel Kahn	3,300	(11)	*

Robert T. McWhinney, Jr.	16,149	(9)(12)	*

All Executive Officers and Directors as a group (9 persons)	1,114,214		27.84%

*	Less than 1%

(1)	Includes 707,561 shares (19.25% of outstanding shares) owned by Kandu Partners, L.P., which David L. Abrams beneficially owns due to his management of the general partner of the partnership.

(2)	Includes 577,500 shares (15.71% of the outstanding shares) owned by Abrams Partners, L.P., which Alan R. Abrams and J. Andrew Abrams each beneficially own due to their joint control of the general partner of such partnership.

(3)	Includes 115 shares owned by Mr. Alan R. Abrams’ wife.

(4)	Includes currently exercisable options to purchase 127,958 shares of the Common Stock.

(5)	Includes currently exercisable options to purchase 22,958 shares of the Common Stock.

(6)	Based on Schedule 13D (adjusted for stock dividends) filed on May 19, 2008, by Tamalpais Master Fund, Ltd. and its investment manager, Tamalpais Management Group LP, whose principal executive office is located at 600 California Street, Suite 540, San Francisco, California 94108.

(7)	Includes currently exercisable options to purchase 54,285 shares of the Common Stock.

(8)	Includes currently exercisable options to purchase 57,750 shares of the Common Stock.

(9)	Includes currently exercisable options to purchase 11,550 shares of the Common Stock.

(10)	Includes 1,719 shares owned by Mr. Allen’s children for the benefit of his grandchildren.

(11)	Includes 2,250 shares owned jointly with Mr. Kahn’s daughter.

(12)	Includes 1,155 shares owned jointly with Mr. McWhinney’s wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Directors, certain Company officers, and persons who beneficially own more than ten percent (10%) of the outstanding Common Stock to file with the SEC reports of changes in ownership of the Common Stock held by any such person. These persons are also required to furnish the Company with copies of all forms they file under this statute. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company by such persons and on written representations of such persons, all required forms were filed on time.

EQUITY COMPENSATION PLAN INFORMATION

The 2000 Award Plan was adopted by the Board in May 2000 and subsequently approved by the Company’s shareholders in August 2000. As of April 30, 2010, there can be no additional grants of equity awards under the 2000 Award Plan, as the ten-year term of the plan has ended. Prior to that date, the total number of shares that could have been granted under the 2000 Award Plan was 1,155,000 shares (share amount adjusted for stock dividends). The following table sets forth certain information regarding the equity awards granted as of April 30, 2010:

	(a)		(c)
	Number of	(b)	Number of
	securities to be	Weighted-	securities
	issued upon	average exercise	remaining available
	exercise of	price of	for future issuance
	outstanding	outstanding	(excluding securities
Plan Category	options and SARs	options and SARs	reflected in column(a))

2000 Award Plan	1,084,911	$4.04	—
Equity compensation awards not approved by shareholders	325,000	4.17	—

TOTAL	1,409,911		—

The Company has awarded a total of 325,000 SARs to certain employees of, and consultants to, the Company pursuant to individual award agreements outside of the 2000 Award Plan and not approved by shareholders. The equity awards granted to employees were made to induce such individuals to join the Company, and the equity awards granted to consultants are subject to subsequent shareholder approval before they can be exercised. All SARs granted pursuant to individual award agreements not approved by shareholders have the same vesting provisions as those described in Note 2 to the table under OUTSTANDING EQUITY AWARDS below.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth all compensation earned by the CEO and each of the Company’s other two (2) highest paid Executive Officers (the “Named Executive Officers”) for services rendered in all capacities during the Company’s last two (2) fiscal years:

				All
			Equity	Other
Name and Principal	Fiscal	Salary	Awards	Compensation	Total
Position	Year	($)	($) (1)	($) (2)	($)
Alan R. Abrams	2010	324,635	10,260	3,621	338,516
Chairman of the Board	2009	324,635	—	4,102	328,737
and Chief Executive Officer

M. Todd Jarvis	2010	209,500	25,400	18,508	253,408
President and Chief Operating Officer,	2009	209,500	—	17,697	227,197
Servidyne, Inc.
President and Chief Executive Officer,
Servidyne Systems, LLC

Melinda S. Garrett	2010	213,500	—	2,981	216,481
Vice President and Secretary.	2009	213,500	10,185	4,113	227,798
Chief Executive Officer and President,
Abrams Properties, Inc.

(1)	Represents the grant date fair values of SARs awarded in the fiscal years ended April 30, 2010, and April 30, 2009. See Note 3 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, for the assumptions made in determining these costs. There can be no assurance that these amounts will ever be realized.

(2)	Consists of: (i) matching contributions to the Company’s 401(k) Plan; (ii) the economic benefit of premiums paid on behalf of the Named Executive Officers under individual life insurance policies; (iii) club fees; and (iv) auto allowance. Such amounts in the fiscal year ended April 30, 2010, were as follows:

	Matching	Economic Benefit
	Contributions to	for Life Insurance
Name	401(k) Plan	Premiums	Club Fees	Auto Allowance	Total

Alan R. Abrams	$2,531	$1,090	$0	$0	$3,621

M. Todd Jarvis	3,298	0	5,010	10,200	18,508

Melinda S. Garrett	2,981	0	0	0	2,981

Alan R. Abrams was granted 19,000 SARs under the 2000 Award Plan on March 22, 2010. M. Todd Jarvis was granted 20,000 SARs under the 2000 Award Plan on June 8, 2009, and 30,000 SARs under the 2000 Award Plan on March 22, 2010. There were no other individual grants of stock options, SARs, or shares of the Common Stock made during the fiscal year ended April 30, 2010, to any of the Named Executive Officers.

The SARs awarded to the Named Executive Officers have a five-year vesting period, in which thirty percent (30%) of the SARs will vest on the third (3rd) annual anniversary of the date of grant, thirty percent (30%) will vest on the fourth (4th) annual anniversary of the date of grant, and forty percent (40%) will vest on the fifth (5th) annual anniversary of the date of grant, with an early vesting provision by which one hundred percent (100%) of the SARs will vest immediately at such time as the price of the Common Stock closes at or above $20 per share for ten (10) consecutive trading days or upon a change in control of the Company.

For information on the 2000 Award Plan, see EQUITY COMPENSATION PLAN INFORMATION.

OUTSTANDING EQUITY AWARDS

The number of outstanding equity awards held by each of the Company’s Named Executive Officers as of April 30, 2010, is summarized in the table below:

			Number of	Number of
		Number of	Securities	Securities
		Securities	Underlying	Underlying
		Underlying	Unexercised	Unexercised
		Unexercised	SARs (#)	SARs (#)
		Options (#)	Unexercisable	Exercisable	Exercise	Expiration
Name	Grant Date	Exercisable (1)	(2)	(2)	Price	Date

Alan R. Abrams	July 17, 2002	127,958	—	—	$4.42	7/17/2012
	March 22, 2010	—	19,000	—	2.09	3/22/2020

M. Todd Jarvis	January 6, 2004	54,285	—	—	4.42	1/6/2014
	June 26, 2006	—	17,640	7,560	3.94	6/26/2016
	December 6, 2006	—	11,760	5,040	3.79	12/6/2016
	June 8, 2009	—	20,000	—	2.30	6/8/2019
	March 22, 2010	—	30,000	—	2.09	3/22/2020

Melinda S. Garrett	July 17, 2002	57,750	—	—	4.42	7/17/2012
	June 26, 2006	—	17,640	7,560	3.94	6/26/2016
	December 6, 2006	—	11,760	5,040	3.79	12/6/2016
	June 13, 2008	—	10,500	—	4.76	6/13/2018

(1)	The stock options awarded have a two-year vesting period. All of the options have vested as of April 30, 2010.

(2)	The SARs awarded have a five-year vesting period, in which thirty percent (30%) of the SARs will vest on the third (3rd) annual anniversary of the date of grant, thirty percent (30%) will vest on the fourth (4th) annual anniversary of the date of grant, and forty percent (40%) will vest on the fifth (5th) annual anniversary of the date of grant, with an early vesting provision by which one hundred percent (100%) of the SARs will vest immediately at such time as the price of the Common Stock closes at or above $19.05 per share (adjusted for stock dividends) for ten (10) consecutive trading days or upon a change in control of the Company.

No Executive Officer exercised any stock options or SARs during the fiscal year ended April 30, 2010. None of the exercisable stock options or exercisable SARs held by the Executive Officers were “in-the-money” as of April 30, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2010, with Company management and the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). Management made representations to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The discussions with Deloitte also included the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 480), as adopted by the Public Company Accounting Oversight Board in its Rule 3200T.

Deloitte provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte its independence.

Based on the review and discussions referred to above, the Audit Committee’s review of the representations of management, and the report and independence letter of Deloitte, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the SEC for the fiscal year ended April 30, 2010.

Submitted by the Audit Committee of the Company’s Board of Directors.

Robert T. McWhinney, Jr., Chairman
Samuel E. Allen
Gilbert L. Danielson

INFORMATION CONCERNING THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte was the independent registered public accounting firm for the Company for the fiscal year ended April 30, 2010. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. The Audit Committee has not selected the independent registered public accounting firm for the present fiscal year, because the matter has not yet been considered.

Fees

The following table sets forth the aggregate fees billed by Deloitte for the Company’s fiscal years ended April 30, 2010, and April 30, 2009.

	Years Ended April, 30
	2010	2009

Audit fees	$210,000	$203,500
Audit related fees(1)	4,950	23,965
Tax fees(2)	62,000	—
All other fees	2,760	—

	$279,710	$227,465

(1)	In fiscal 2010, these fees related to preliminary Sarbanes Oxley procedures, and in fiscal 2009, these fees were due to additional procedures related to the annual audit and the review for the fiscal quarter ended July 31, 2008.

(2)	In fiscal 2010, these fees related to the preparation of the income tax returns for the fiscal year ended April 30, 2009; in fiscal 2009, a different independent registered public accounting firm prepared the income tax returns.

Pre-Approval of Audit and Permissible Non-Audit Services

Pursuant to its Charter, the Audit Committee is responsible for the pre-approval of all audit services and all permissible non-audit services to be performed for the Company by the independent public accounting firm. To help fulfill this responsibility, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”). Under the Policy, all auditor services must be pre-approved by the Audit Committee either (1) before the commencement of each service on a case-by-case basis — called “specific pre-approval;” or (2) by the description in sufficient detail in an appendix to the Policy of particular services that the Audit Committee has generally approved, without the need for case-by-case consideration — called “general pre-approval.” Under the Policy, unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Audit Committee or one (1) of its members to whom the Audit Committee has delegated specific pre-approval authority. The appendix to the Policy describes the services which have received general pre-approval. These general pre-approvals allow Company management to engage the independent public accounting firm for the enumerated services, subject to fee limits per engagement and aggregate limits per service for a fiscal year. Any engagement of the independent public accounting firm pursuant to a general pre-approval must be reported to the Audit Committee at its next regular meeting. The Audit Committee periodically reviews the services that have received general pre-approval and the associated ranges of fees. The Policy in no way delegates to management the Audit Committee’s responsibility to pre-approve services performed by the independent public accounting firm.

RELATED PARTY TRANSACTIONS

The Company’s Building Performance Efficiency Segment is providing services to Aaron’s, Inc. It is currently anticipated that the amount of revenues the Company will earn from performing such services during the fiscal year ended April 30, 2011, will be between approximately $5 million and $9 million. Mr. Gilbert Danielson, a Director of the Company, is employed by Aaron’s, Inc. as its Executive Vice President and Chief Financial Officer, and also serves as a member of its board of directors.

In the fourth quarter of fiscal year 2010, as part of a series of borrowings against three (3) split-dollar life insurance policies, the Company borrowed approximately $412,000 against a life insurance policy owned by a trust for which Alan R. Abrams, the Company’s Chairman and Chief Executive Officer, and his brother, J. Andrew Abrams, the Company’s Executive Vice President, serve as trustees, and for which both are potential beneficiaries. The loan amount was advanced solely from the Company’s interest in the policy, and does not affect the amount ultimately payable to the beneficiaries of the trust. The loan matures in December 2011 and bears interest at 6% per annum. The Company intends to use the proceeds of the loan for working capital and general corporate purposes.

CORPORATE GOVERNANCE AND COMMUNICATING WITH THE
BOARD OF DIRECTORS

The Company has adopted a code of ethics applicable to its employees, Directors and Executive Officers, including the CEO and the senior financial officers. The code of ethics is available at the Company’s website, www.servidyne.com, through the “Investor Relations” link and then the “Corporate Governance” link. The charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are also available on the website.

Shareholders wishing to communicate with the Board may do so in writing, in care of the Secretary of the Company, Servidyne, Inc., 1945 The Exchange, Suite 300, Atlanta, Georgia, 30339-2029. The Company’s management may first review, sort and summarize any such communications, and screen out any solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business.

SHAREHOLDER PROPOSALS

Proposals of Company shareholders intended to be presented at the Company’s 2011 Annual Meeting of Shareholders in accordance with the provisions of Rule 14a-8(e) of the SEC, and shareholder nominations proposed for inclusion in the Company’s Proxy Statement and form of proxy for that meeting, must be received by the Company at its executive offices on or before March 29, 2011, in order to be eligible for inclusion in the Proxy Statement and form of proxy. (See NOMINATION OF DIRECTORS). In accordance with the Bylaws, shareholder proposals submitted outside of the provisions of Rule 14a-8(e), and shareholder nominations not intended for inclusion in the Company’s Proxy Statement and form of proxy for a meeting of shareholders, generally must be presented to the Secretary not less than sixty (60) days nor more than ninety (90) days prior to such meeting, which is currently expected to be held on August 24, 2011. The Bylaws further require that, in connection with such proposals, the shareholders provide certain information to the Secretary. The summary descriptions of the Bylaws contained in this Proxy Statement are not intended to be complete, and are qualified in their entirety by reference to the text of the Bylaws, which is available upon written request to the Company.

OTHER MATTERS

The Board knows of no other matters to be brought before the Meeting. If other matters should come before the Meeting, however, it is the intention of each person named in the proxy to vote the proxy in accordance with his judgment of what is in the best interest of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Chairman of the Board
Chief Executive Officer

Atlanta, Georgia
July 28, 2010

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 000004 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 25, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com/SERV • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Annual Meeting Proxy Card 1234 5678 9012 345 . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 — Alan R. Abrams 02 — Samuel E. Allen 03 — Gilbert L. Danielson 04 — Herschel Kahn 05 — Robert T. McWhinney, Jr. 2. For the transaction of such other business as may lawfully come before the Meeting; hereby revoking any proxies as to said shares heretofore given by the undersigned; and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof. 3. It is understood that this Proxy confers discretionary authority in respect to matters not known to, or determined by, the undersigned at the time of mailing of notice of the Meeting. B Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below (Signature should agree with name hereon, Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts, each owner should sign. Corporations should sign full corporate name by duly authorized officer.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 50AV 0261541 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM + <STOCK#> 01802B

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . Proxy — Servidyne, Inc. This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on August 25, 2010. The undersigned shareholder of Servidyne, Inc. hereby constitutes and appoints Alan R. Abrams and J. Andrew Abrams, and either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and to vote all of the undersigned’s shares of Common Stock of Servidyne, Inc. at the Annual Meeting of Shareholders to be held in Atlanta, Georgia, on Wednesday, the 25th day of August, 2010, at 11:00 A.M., and at any and all adjournments thereof as stated on the reverse side. This Proxy is revocable at or at any time prior to the Meeting. Please sign and return this Proxy to Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940-3078, in the accompanying prepaid envelope. The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” all Nominees in Proposal 1. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 28, 2010, and the Proxy Statement furnished therewith. (Continued and to be dated and signed on the reverse side)